                                                                   Exhibit 99.42
                             UNITED STATES DISTRICT COURT
                                  DISTRICT OF NEVADA

                                        * * *
________________________________________
HILTON HOTELS CORPORATION AND HLT      |
CORPORATION,                           |
                                       |    CV-S-97-095-PMP
                        Plaintiffs,    |         (RLH)
                                       |
 v.                                    |       O R D E R
                                       |
ITT CORPORATION,                       |
                                       |
                        Defendant.     |
                                       |
_______________________________________|



    Before the Court for consideration is Defendant/
Counterclaimant ITT's Motion for a Permanent (or a Preliminary) Injunction Requiring Hilton to Discharge Latham & Watkins as Counsel (#13B) filed February 13, 1997. ITT supplemented its Motion (#15) on February 14, 1997.

    On February 28, 1997, the law firm of Latham & Watkins filed an Application for Special Appearance in Connection with Latham & Watkins' Response to ITT's Motion Requiring Hilton to Discharge Latham & Watkins as Counsel (#39). Also filed on that date was Latham & Watkins' Request for Judicial Notice of Public Securities Filings in Connection with Latham & Watkins' Response Requiring Hilton to Discharge Latham & Watkins as Counsel (#40), Latham & Watkins' Response to ITT's Motion Requiring Hilton to Discharge Latham & Watkins as Counsel (#41), Latham and Watkins' Objections to, and Motion to Strike, the Affidavit


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                                                                               2

of Theodore J. Fischkin (#42), the Declaration of Joseph J. Wheeler (#43), and a Courtesy Copy of Bar Opinions and Out of State Rules of Professional Conduct (#44). Additionally, Plaintiffs Hilton Hotels Corporation and HLT Corporation filed a Memorandum in Opposition to ITT's Motion for a Permanent (or a Preliminary) Injunction Requiring Hilton to Discharge Latham & Watkins as Counsel (#47) on February 28, 1997.

    On March 11, 1997, Defendant/Counterclaimant ITT Corporation filed a Reply Memorandum in Support of its Motion for a Permanent or a Preliminary Injunction Requiring Hilton Corporation to Discharge Latham & Watkins as Counsel (under seal), an Opposition to Latham & Watkins' Objections to and Motion to Strike the Affidavit of Theodore J. Fischkin (#53), and an Opposition to Latham & Watkins' Application for Special Appearance (#54).1

    Latham & Watkins has not entered an appearance as counsel of record on behalf of Hilton in these proceedings. Having read and considered the Motions and Affidavits submitted above, the Court finds that ITT has failed to present evidence of an ethical violation by Latham & Watkins

_________________
    1The Reply Memorandum of ITT Corporation was submitted to the Clerk of Court under seal. However, additional copies of ITT's Reply were submitted to the Clerk's Office in an unsealed condition and were routinely, albeit mistakenly, placed in the Clerk's Office "lodge box" for public examination. The Court is uncertain whether ITT's Reply Memorandum was viewed by any member of the public, and all copies of ITT's Reply have now been sealed by the Court.


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                                                                               3

or a basis for enjoining Hilton from utilizing the services of Latham & Watkins in connection with the instant litigation. Under the circumstances, ITT's Motion for Preliminary or Permanent Injunctive relief must be denied.

    IT IS THEREFORE ORDERED that ITT's Motion for a Permanent (or a Preliminary) Injunction Requiring Hilton to Discharge Latham & Watkins as Counsel (#13B and #15) is denied.

    IT IS FURTHER ORDERED that Application for Special Appearance in Connection with Latham & Watkins' Response to ITT's Motion Requiring Hilton to Discharge Latham & Watkins as Counsel (#39) is granted.

    IT IS FURTHER ORDERED that Latham & Watkins' Request for Judicial Notice of Public Securities Filings in Connection with Latham & Watkins' Response Requiring Hilton to Discharge Latham & Watkins as Counsel (#40) is granted.

    IT IS FURTHER ORDERED that Latham and Watkins' Objections to, and Motion to Strike, the Affidavit of Theodore J. Fischkin (#42) is denied.


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                                                                               4

    IT IS FURTHER ORDERED that Defendant/Counterclaimant ITT's Reply Memorandum shall be retained by the Clerk of Court in a sealed condition.

DATED:  March 12, 1997



                                       /s/ Philip M. Pro
                                       ----------------------------
                                       PHILIP M. PRO
                                       United States District Judge